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                                                                    EXHIBIT 10.4

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT made and entered into effective as of March 1, 2001 ("Effective Date") by and between CyberGuard Corporation, Florida corporation with principal place of business located at 2000 W. Commercial Blvd., Fort Lauderdale, FL 33309, U.S.A. ("Company"), and David R. Proctor, an individual residing at 8119 Chalk Knoll Drive, Austin, TX 78735 ("Consultant");

     WHEREAS, subject to the terms and conditions hereinafter set forth, the Company wishes to retain the services of the Consultant, and the Consultant is willing to provide consulting services to the Company.

         NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein and other good and valuable consideration, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. TERM. Subject to the provisions for termination hereinafter set forth, the Company hereby engages the Consultant, and the Consultant hereby accepts such engagement by the Company, as a consultant, on the basis as an independent contractor, for a term commencing on the Effective Date and continuing for one
                  (1) year ("Term"). This Agreement will terminate upon expiration of the Term and may be renewed only upon both parties' written agreement.

         2. DUTIES. During the Term, the Consultant shall perform such services and complete such duties hereunder (i) as are assigned to him by the Chief Executive Officer of the Company ("CEO") and (ii) that are outside of the scope of the Consultant's duties as the Chairman, or a member, of the Company's Board of Directors.

         3. FEES. During the Term and for the due and faithful performance of the services contemplated by this Agreement, the Company will pay the Consultant a fee in the amount of one thousand U.S. dollars ($1,000.00) ("Fee") for each day the Consultant provides services hereunder, as assigned by the CEO; provided, however that the Consultant obtains a written approval from the CEO prior to commencing any services hereunder. In support of the Fees to be paid, the Consultant will submit appropriate supporting documentation and monthly billing/invoice documents.

         4. EXPENSES. The Company will reimburse the Consultant for his reasonable and necessary business expenses related to the performance of duties hereunder. In support of expenses to be reimbursed, the Consultant will submit appropriate supporting documentation and receipts in accordance with Company policy and monthly billing/invoice documents.

         5. INDEPENDENT CONTRACTOR. The Consultant shall be and remain only an independent contractor. Nothing contained herein shall be deemed or construed to create any association, partnership, joint venture, employer/employee relationship. The Consultant shall not be eligible to participate in any benefit plans, programs or arrangements made available to employees of the Company. The Consultant expressly acknowledges and agrees that he will not be treated and will not seek to be treated as an employee of the Company for any purpose.

         6. TERMINATION OF AGREEMENT. This Agreement may be terminated by either party hereto at anytime upon thirty (30) days prior written notice to the other party. This Agreement may be terminated by the Company, and such termination will be immediate, if the Company states as cause for the termination: a material breach of this Agreement; or an act of gross negligence or willful misconduct by the Consultant; or the commission of a felony or other act that constitutes a material breach of reasonable business ethics by the Consultant ("Cause").





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7.       LIMITATION OF LIABILITY. Notwithstanding anything to the contrary, in no event shall CyberGuard's aggregate liability for damages arising from or in connection with this Agreement exceed the amount of the Fees payable by CyberGuard to Consultant under this Agreement during the three (3) month period preceding the date a claim arises. Notwithstanding anything to the contrary, in no event shall CyberGuard be liable for any indirect, incidental, consequential, special, punitive or exemplary damages arising out of or in connection with this Agreement.

8.       MISCELLANEOUS.

         (a) The invalidity or unenforceability of any particular provisions of this Agreement shall not affect the other provisions hereof; and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

         (b) This Agreement constitutes and expresses the entire agreement of the parties with respect to the subject matter hereof and supersedes and cancels all prior negotiations, discussions, agreements and understandings relating to such subject matter. This Agreement may not be modified or amended except by an instrument in writing executed by both parties hereto.

         (c) This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors, and assigns and shall not be assignable by either party, except upon prior written consent by both parties to this Agreement, except that the Company may assign its rights and delegate its duties hereunder to any business entity with which the Company engages in merger, share exchange, assets sale, or similar corporate transaction.

         (d) All required or permitted notices, requests, demands and other communications hereunder shall be in writing and shall be deemed effectively given on the day of delivery if delivered by hand, or on the third day after mailing if mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid.

         (e) This Agreement shall be governed by the law of the State of Florida and the exclusive jurisdiction and venue for resolving any disputes hereunder shall be the courts located in Broward County, State of Florida.

         (f) Failure by either party at any time to enforce any obligation by the other party, to claim a breach of any term of this Agreement or to exercise any power agreed to hereunder will not be construed as a waiver of any right, power or obligation under this Agreement, will not affect any subsequent breach, and will not prejudice either party as regards any subsequent action.

         (g) The provisions of this Agreement that by their nature and content are intended to survive the performance hereof, shall so survive and continue beyond any completion or termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.



CYBERGUARD CORPORATION                       CONSULTANT


By:
   ------------------------------            -----------------------------------
   Scott J. Hammack, CEO                     David R. Proctor





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